UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The following unaudited pro forma financial information for the twelve months ended December 31, 1998 give effect to the acquisition as if it had occurred effective at the beginning of each respective period.

IMAGINON, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
JANUARY 1, 1998 TO DECEMBER 31, 1998

                                                          NETWORK
                                          IMAGINON,     SPECIALISTS,
                                            INC.            INC.        ADJUSTMENTS     CONSOLIDATED
                                        ------------    ------------    ------------    ------------
Product sales .......................   $        880    $    413,482    $       --      $    414,362
Cost of sales .......................             29         168,260            --           168,289
                                        ------------    ------------    ------------    ------------

Gross profit ........................            851         245,222            --           246,073
                                        ------------    ------------    ------------    ------------


OPERATING EXPENSES:
    Sales and marketing .............        440,967           9,041            --           450,008
    Research and development ........        906,256          26,062            --           932,318
    General and administrative ......        309,813         145,936         534,650 *       990,399
                                        ------------    ------------    ------------    ------------
        Total operating expenses ....      1,657,036         181,039         534,650       2,372,725
                                        ------------    ------------    ------------    ------------

Income from operations ..............     (1,656,185)         64,183        (534,650)     (2,126,652)
                                        ------------    ------------    ------------    ------------

Interest income, net ................        (77,769)           (541)           --           (78,310)
Other income (expenses), net ........         (6,248)             50            --
                                        ------------    ------------    ------------    ------------
        Total other income (expenses)        (84,017)           (491)           --           (84,508)

Income (loss) before taxes ..........     (1,740,202)         63,692        (534,650)     (2,211,160)
Income tax provision ................           --           (12,898)           --              --
                                        ------------    ------------    ------------    ------------

Net loss ............................   $ (1,740,202)   $     50,794    $   (534,650)   $ (2,211,160)
                                        ============    ============    ============    ============


* Adjustments:  $1,603,950 of Goodwill amortized over a three-year period.



Loss per share, basic..........................................         ($0.11)

Shares used in per share calculation, basic....................     20,645,758

Loss per share, diluted .......................................         ($0.11)

Shares used in diluted loss per share calculation .............     20,645,758

The following unaudited pro forma financial information for the three months ended March 31, 1999 give effect to the acquisition as if it had occurred effective at the beginning of each respective period.


IMAGINON, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS
JAN 1, 1999 TO MAR 31, 1999

                                                           NETWORK
                                         IMAGINON,       SPECIALISTS,
                                            INC.             INC.                        PRO FORMA
                                       1/1/99-3/31/99   1/1/99-3/8/99   ADJUSTMENTS     CONSOLIDATED
                                       --------------   -------------   ------------    ------------
Product sales .......................   $     13,701    $     66,046    $       --      $     79,747
Cost of sales .......................         11,232          13,224            --            24,456
                                        ------------    ------------    ------------    ------------

Gross profit ........................          2,469          52,822            --            55,291
                                        ------------    ------------    ------------    ------------

Operating expenses:
    Sales and marketing .............        819,688            --              --           819,688
    Research and development ........        302,888          16,554            --           319,442
    General and administrative ......        537,451          47,348          99,973 *       684,772
                                        ------------    ------------    ------------    ------------
         Total operating expenses ...      1,660,027          63,902          99,973       1,823,902
                                        ------------    ------------    ------------    ------------

Loss from operations ................     (1,657,558)        (11,080)        (99,973)     (1,768,611)
                                        ------------    ------------    ------------    ------------

Interest expense (income)............         54,462          (2,559)           --            51,803
Other income, net ...................          9,280            --              --             9,280
                                        ------------    ------------    ------------    ------------
         Total other expenses (income)        63,742          (2,559)            --           61,183

Net loss ............................     (1,721,300)         (8,521)        (99,973)     (1,829,794)
Amortization of discount on
  preferred stock ...................        833,333            --              --           833,333
                                        ------------    ------------    ------------    ------------

Net loss applicable to common
  stockholders ......................   $ (2,554,633)   $     (8,521)   $    (99,973)   $ (2,663,127)
                                        ============    ============    ============    ============


* Adjusts: $1,603,950 of Goodwill amortized over a three-year period (from Jan 1, 1999 to Mar 8, 1999)


Loss per share, basic..........................................         ($0.05)

Shares used in per share calculation, basic....................     32,784,244

Loss per share, diluted .......................................         ($0.05)

Shares used in diluted loss per share calculation .............     32,784,244

These unaudited pro forma financial information above does not purport to represent the results which would actually have been obtained if the acquisition had been in effect during the period covered or any future results which may in fact be realized.